UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2018

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hartford Plaza Hartford, Connecticut		06155
(Address of Principal Executive Offices)		(Zip Code)

(860) 547-5000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 30, 2018, The Hartford Financial Services Group, Inc. (the “Company”) entered into a Pricing Agreement, dated October 30, 2018 (the “Pricing Agreement”), which incorporated by reference the terms of the Underwriting Agreement General Terms and Conditions, dated October 30, 2018 (the “Underwriting Agreement”), each between the Company and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as the representatives of the underwriters named in such agreement (the “Underwriters”), with respect to the offer and sale by the Company of 12,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Company’s 6.000% Non-Cumulative Preferred Stock, Series G, par value $0.01, with a liquidation preference of $25,000 per share (the “Series G Preferred Stock”). In the Pricing Agreement, the Company also granted the Underwriters an option to purchase up to an additional 1,800,000 Depositary Shares to cover over-allotments, which option has been exercised in full. The closing in respect of all 13,800,000 Depositary Shares is expected to occur on November 6, 2018.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. The Underwriting Agreement also provides for customary indemnification by each of the Company and the respective Underwriters against certain liabilities arising out of or in connection with the sale of the Depositary Shares, and for customary contribution provisions in respect of those liabilities.

The public offering price for the Depositary Shares was $25.00. Pursuant to the Underwriting Agreement, the Underwriters will receive an underwriting discount of $0.7875 per Depositary Share in respect of 11,380,200 shares sold to retail investors, and an underwriting discount of $0.50 per share in respect of 2,419,800 Depositary Shares sold to institutional investors.

The Underwriters and their affiliates have provided, and in the future may continue to provide, various financial advisory, cash management, investment banking, commercial banking, corporate trust and other financial services, including the provision of credit facilities, to the Company in the ordinary course of business for which they have received and will continue to receive customary compensation.

The foregoing description of the material terms of the Underwriting Agreement and Pricing Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1, and the Pricing Agreement, which is attached hereto as Exhibit 1.2, each of which is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Upon issuance of the Series G Preferred Stock, the Company’s ability to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock or any future shares of the Company that rank junior to, or on parity with, the Series G Preferred Stock will become subject to certain restrictions, in the event that the Company does not declare and pay (or set aside) dividends on the Series G Preferred Stock for the last preceding dividend period. The Certificate of Designations for the Series G Preferred Stock more fully describes the terms of the Series G Preferred Stock, including such restrictions.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2018, the Company filed a Certificate of Designations with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series G Preferred Stock. The Certificate of Designations became effective upon filing, and a copy is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

In connection with the issuance of the Depositary Shares, the Company expects to enter into a deposit agreement (the “Deposit Agreement”) with Computershare Inc. and Computershare Trust Company, N.A., collectively as depositary, and the holders from time to time of the depositary receipts that will evidence the depositary shares. The Deposit Agreement will be filed as an exhibit to a Current Report on Form 8-K that we will file on the closing date for the Depositary Share offering, which is expected to be November 6, 2018.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.
1.1	Underwriting Agreement, dated October 30, 2018, between the Company and the representatives of the Underwriters.

1.2	Pricing Agreement, dated October 30, 2018, between the Company and the representatives of the Underwriters.

3.1	Certificate of Designations with respect to the Series G Preferred Stock of the Company, dated October 30, 2018.

4.1	Form of Series G Preferred Stock Certificate (included as Exhibit A to Exhibit 3.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:	/s/ Donald C. Hunt
Name: Donald C. Hunt
Title:	Vice President and Corporate Secretary

Date: November 5, 2018